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                                      NEWS
                                                      Bina Thompson 212-310-3072
                                      CONTACT:        Anne Crawford 212-310-2730
                                      Internet Home Page: http://www.colgate.com
                                           E-mail: Investor_Relations@Colpal.com
[LOGO] COLGATE-PALMOLIVE COMPANY      300 Park Avenue
                                      New York, NY 10022
                                      212-310-2000
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       FOR IMMEDIATE RELEASE . . .

NEW YORK, NEW YORK, OCTOBER 22, 1998 . . . The Board of Directors of Colgate-Palmolive Company (NYSE:CL) today renewed and updated the shareholder protections of its rights plan expiring on October 26, 1998, through the adoption of a revised Shareholder Rights Plan.

Similar in purpose to the existing plan, Rights to purchase preference stock become exercisable under the plan if a person or group acquires 15% or more of the Company's common stock. Scheduled to expire on October 24, 2008, the plan adopted today specifies an initial exercise price of $440 per Right.

Rights under the new plan will become effective on October 23, 1998.

Colgate-Palmolive is a leading global consumer products company tightly focused on Oral Care, Personal Care, Household Care, Fabric Care and Pet Nutrition. Colgate sells its quality products in 215 countries and territories under such well-recognized brand names as Colgate, Palmolive, Speed Stick by Mennen, Softsoap, Kolynos, Ajax, Soupline, Suavitel and Fab, as well as Hill's Science Diet and Hill's Prescription Diet pet foods.